Exhibit 99

                                   THE COMPANY

      Fort James is a preeminent worldwide manufacturer and marketer of paper-based consumer products, including towel and tissue products as well as disposable tabletop and foodservice products. The Company's principal towel and tissue products include bathroom tissue, paper towels, table napkins, boxed facial tissue and wipers. Disposable tabletop and foodservice products include paper and plastic cups, paper plates, and plastic cutlery. Fort James also produces and markets paper-based packaging for food and pharmaceuticals and communications papers. Consumer products, packaging and communications papers products accounted for 84%, 10% and 6%, respectively, of consolidated revenues in 1997. In 1997, the Company reported net sales of $7,259.0 million, income from operations of $602.7 million and a net loss of $27.0 million. Fort James reported income from operations before restructuring and other unusual items in 1997 of $1,057 million; and net income before restructuring and other unusual items and extraordinary items of $439 million, or $1.97 per diluted share.

      Fort James is the result of the Merger of a subsidiary of James River Corporation of Virginia ("James River") into Fort Howard Corporation ("Fort Howard") in August 1997. In connection with the Merger, James River was renamed "Fort James Corporation."

      Fort James is the world's second largest producer of tissue products, with approximately three million tons of worldwide capacity. In the United States, Fort James ranks number one in tissue-making, with 2.1 million tons of annual capacity, representing approximately 30% of the U.S. tissue industry capacity. In Europe, where Fort James has 860,000 tons of annual tissue capacity, representing approximately 17% of European tissue industry capacity, the Company believes it is tied for the number two position in the European tissue industry.

      The Company's consumer tissue and tabletop products are sold through both retail (at-home) and commercial (away-from-home) distribution channels. In North America, approximately 60% of the Company's sales of consumer tissue and tabletop products are into retail distribution channels and the remaining approximately 40% are into away-from-home distribution channels.

      In the U.S. retail channel, Fort James produces both branded and private label products. The Company's principal U.S. retail tissue brands include QUILTED NORTHERN bathroom tissue (the number two domestic bathroom tissue brand), BRAWNY paper towels (the number two domestic paper towel brand), MARDI GRAS printed napkins (the leading domestic paper napkin brand) and paper towels, VANITY FAIR premium dinner napkins (the number three domestic paper napkin brand), NORTHERN paper napkins, SOFT'N GENTLE bath and facial tissue, SO-DRI paper towels, and GREEN FOREST, the leading domestic line of environmentally positioned, recycled tissue products. The Company's principal retail table top brand is its number two-ranked DIXIE brand of disposable cups and plates. Fort James also believes it is the leading supplier of private label tissue products and the leading supplier of both tissue and disposable tabletop products to the growing warehouse club channel.

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      The U.S. away-from-home channel, where the Company sells its products to foodservice, janitorial supply and sanitary paper distributors for use in restaurants, offices, factories, hospitals, schools and hotels, is also an important distribution channel for the Company. Fort James believes it is the top producer of tissue products for the 2.2 million ton U.S. away-from-home channel, where it estimates its share at approximately 40% of total industry revenues. The Company is also one of the largest producers of disposable cups, plates and related products for the away-from-home foodservice industry.

      In Europe, approximately 75% of Fort James' sales of consumer products are into retail distribution channels and the remaining approximately 25% are into away-from-home distribution channels. Sales into retail channels are supported by both branded and private label product offerings. With production facilities located in 10 countries, Fort James has a broad, pan-European base, and is among the category leaders in most western European countries, with the exception of Germany, Austria and Switzerland, where the Company has no operations. European branded products include LOTUS bathroom tissue and VANIA feminine hygiene products, both of which hold leading positions in France, COLHOGAR, a leading Spanish bathroom tissue, TENDERLY bathroom tissue sold in Italy, and KITTENSOFT and INVERSOFT, bathroom tissue brands sold in the British Isles.

      The Company believes that it is among the lowest-cost producers of tissue products in North America. Fort James' operating margins in its North American Consumer Products Business have increased steadily over the last several years, rising to 19.4% for 1997, excluding restructuring charges. The Company believes its cost advantage in North America is derived from a number of factors, including the size and scale of certain of its manufacturing plants, the competitive state of its tissue-making manufacturing assets and the benefits it realizes from the Fort Howard proprietary deinking technology.

BUSINESS INITIATIVES

      Fort James' near-term business initiatives focus on three areas: leveraging revenue growth opportunities, pursuing aggressive cost reduction and achieving financing cost savings through both refinancing activities and debt reduction.

LEVERAGING REVENUE GROWTH OPPORTUNITIES

      The Company believes it has revenue growth opportunities in all of its primary target markets. As a result of the Merger, Fort James has a larger manufacturing and customer base upon which to grow, greater critical mass and an improved geographic balance. Additionally, the Company has attractive international growth opportunities through which it can take advantage of less developed, faster growing markets.

      Fort James has a broader, more complete product line offering than did either James River or Fort Howard separately. With the majority of its tissue capacity based on virgin pulp-based products, James River had focused its product offerings primarily in the near-premium to premium end of the product quality spectrum. Conversely, Fort Howard, because of its use of wastepaper for substantially all of its fiber requirements, had focused its product offerings primarily in the value and economy end of the product quality spectrum. The combination of these two targeted product lines has given Fort James a more

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complete range of product offerings, expanding revenue growth opportunities across a broader line of products and a broader customer base.

      The Merger has also enabled the Company to improve its geographical balance. Although James River's eight domestic tissue manufacturing facilities are located across the U.S., its away-from-home tissue sales are more highly concentrated in the western U.S., from its three northwestern mills. The former Fort Howard, on the other hand, concentrated both its away-from-home and retail tissue sales primarily in mid-western and eastern markets surrounding its mills in Wisconsin, Georgia and Oklahoma. Fort James' broader geographical balance has created revenue growth opportunities, as premium product offerings can be more fully developed in the east and mid-west, and value and economy product offerings can be more fully developed in the west.

      Fort James also has attractive international revenue growth opportunities both in Europe and in selected emerging markets. In Europe, the Company believes it has greater than average growth opportunities resulting from a combination of factors. Geographically, Fort James has a strong presence in southern European countries such as Spain, Italy, Greece and Turkey, where per capita consumption of tissue products is growing faster than in the northern and western European regions. Additionally, the Company is well-positioned to take advantage of the less-developed, faster growing away-from-home channel in Europe through the former Fort Howard's away-from-home expertise and proprietary deinking technology. The Company is also pursuing growth opportunities for tissue sales in selected emerging markets. In 1997, Fort James opened a tissue converting plant in Russia, and in 1995, the Company formed a joint venture for a tissue converting operation in Shanghai, China.

      Finally, the Company believes it is well-positioned to support these revenue growth activities. Prior to the Merger, Fort Howard had begun construction of a new world-class tissue machine at its Rincon, Georgia, site and James River was aggressively pursuing incremental tissue capacity growth through streamlined operations. This additional capacity, augmented by productivity gains expected to occur from technology sharing between James River and the former Fort Howard on product formation and tissue machine optimization, will provide a broader manufacturing base to support additional revenue growth.

AGGRESSIVE COST REDUCTION

      Fort James believes the Merger will enable it to achieve significant cost reductions that were not available to either Fort Howard or James River individually. By combining complementary technologies, optimizing product manufacturing and logistics across the combined system, increasing purchasing efficiencies, eliminating redundant overhead costs and consolidating work forces where duplication exists, Fort James expects to reduce costs and increase productivity. As a result of these integration efforts, Fort James expects to realize cost savings estimated to be at a $150 million annual run rate by the end of 1998, increasing to $200 million per year over time.

      Approximately 30% of the synergy savings opportunities are expected to be derived from technology transfers between the former Fort Howard and James River. These opportunities include the benefits of applying Fort Howard's proprietary deinking technology in James River's deinked-based mills, both domestically and in Europe. This proprietary deinking process has historically allowed Fort Howard to incur lower raw material costs

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than its competitors. Additional technology transfer benefits are expected to accrue from transferring James River product formation and development technologies to former Fort Howard products, including the application of James River's "multi-layer" technology in Fort Howard multi ply tissue products.

      An additional approximately 30% of the synergy savings opportunities are expected to result from savings in logistics, distribution and transportation costs. These savings will be achieved through increased mill-to-customer shipments, improved geographic coverage, reduced outside warehouse needs and increased opportunities to back-haul.

      Purchasing cost savings are expected to account for another approximately 30% of total synergy savings. Historically, both Fort Howard and James River purchased significant amounts of similar raw materials, including commodities such as waste paper, chemicals and packaging materials. Opportunities are arising to lower the cost of these purchased raw materials by not only comparing current purchasing costs and moving to the low-cost supplier, but also by taking advantage of increased economies of scale. The remaining synergy savings are expected to accrue from eliminating organizational redundancies and making staffing reductions.

FINANCING COST SAVINGS

      Fort James is focusing on reducing financing costs, both through refinancing of higher-cost debt and through aggressive debt reduction. In connection with the Merger, Fort James refinanced an aggregate of approximately $2.1 billion principal amount of its $4 billion of total debt.

      At the time of the Merger, the Company entered into a new $2.5 billion bank credit facility (the "New Bank Credit Facility") and borrowed $666 million thereunder to replace certain pre-Merger bank credit facilities, which were canceled. On the same date, the Company repurchased and retired $200 million principal amount of James River 9.77% Senior Notes due 2014 (the "9.77% Senior Notes"), principally using cash on hand. As a second step in its refinancing activities, on September 8, 1997, Fort Howard commenced cash tender offers (the "Tender Offers") for approximately $1.47 billion aggregate principal amount of Fort Howard outstanding public debt securities. A total of $1.28 billion aggregate principal amount of debt securities was tendered in these offers and was retired. These repurchases and retirements pursuant to the Tender Offers were funded principally with borrowings under the New Bank Credit Facility and proceeds received from the issuance of $720 million of Fort James senior notes on September 29, 1997 (the "Senior Notes Offering"). On a combined basis, these debt refinancing activities are expected to result in an annual reduction in interest expense in excess of $50 million. In addition, Fort James plans to continue to reduce interest costs through an aggressive focus on debt reduction, which will be the primary use of the Company's free cash flow in the near-term future.

      Following the Merger, the Company also simplified its capital structure and reduced cash dividend requirements by (1) converting its Series P 9% Cumulative Convertible Preferred Stock, with a face value of $287.5 million, into 15.3 million shares of Common Stock (the "Series P Conversion") and (2) redeeming its Series O Preferred Stock for $98.1 million in cash (the "Series O Redemption"). On a combined basis, this conversion and redemption reduced the Company's annual dividend requirements by approximately $25

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million while increasing interest expense by only $7 million.

BUSINESS

      Fort James operates in three principal business segments: (1) consumer products, which includes towel and tissue products such as bathroom and facial tissue and paper towels and napkins, and disposable tabletop and foodservice products, such as paper and plastic cups, paper plates and plastic cutlery; (2) packaging, which includes paper-based folding cartons for food and pharmaceuticals; and (3) communications papers, which includes uncoated printing, publishing and office copy papers. In 1997, consumer products, packaging and communications papers products accounted for 84%, 10%, and 6%, respectively, of consolidated revenues. These businesses accounted for 91%, 7% and 2%, respectively, of 1997 income from operations before general corporate expenses and restructuring and other unusual items.

CONSUMER PRODUCTS BUSINESS

      Fort James' Consumer Products Business is currently conducted primarily in North America and Europe. In 1997, the North American Consumer Products Business had sales of $4.4 billion, representing 59% of consolidated total sales, and the European Consumer Products Business had sales of $1.8 billion, representing 25% of consolidated total sales. The North American Consumer Products Business reported operating profits, before restructuring and other unusual items, of $845.4 million in 1997, and the European Consumer Products Business reported operating profits, before restructuring and other unusual items, of $202 million in 1997.

      NORTH AMERICAN CONSUMER PRODUCTS BUSINESS. Within Fort James' North American Consumer Products Business, tissue-based products account for approximately 76% of current annual sales, tabletop products account for approximately 18% of sales, and sales of virgin and recycled pulp and fiber account for the remaining 6% of sales. The Company's consumer tissue and tabletop products are each sold through both retail and away-from-home distribution channels. Sales into retail channels are supported by both branded and private label product offerings. In North America, approximately 60% of the Company's sales of consumer tissue and tabletop products are into retail distribution channels and the remaining approximately 40% are into away-from-home distribution channels.

      In the U.S. retail channel, Fort James believes that its well-known brand names have contributed to its products achieving leading competitive positions. The following data is based on information provided by Information Resources Inc. for the 52-week period ending December 21, 1997, based on revenues derived from sales to grocery stores, drug stores and mass merchandisers. Of $3.5 billion in U.S. industry bathroom tissue sales, Fort James' brands held a 19.5% share, representing the overall number three ranking. The Company's bathroom tissue brands include QUILTED NORTHERN (the number two ranked individual brand), SOFT'N GENTLE and GREEN FOREST. Of $2.3 billion in U.S. industry paper towel sales, Fort James' brands held an 18.2% share, representing the overall number two ranking. The Company's paper towel brands include BRAWNY (the number two ranked individual brand), MARDI GRAS, SO-DRI and GREEN FOREST. Of

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$570 million in U.S. industry paper napkin sales, Fort James' brands held a
35.9% share, representing the overall number one ranking. The Company's paper napkins brands include MARDI GRAS (the number one ranked individual brand), VANITY FAIR (the number three ranked individual brand), NORTHERN, ZEE, and GREEN FOREST. Of $400 million in U.S. industry disposable cup sales, Fort James' brands held a 23.2% share, representing the overall number two ranking. Of $910 million in U.S. industry disposable plate sales, Fort James' brands held a 16.5% share, representing the overall number two ranking. The Company's disposable cups and plates are both sold under the DIXIE brand name.

      Fort James believes it is also the leading supplier of private label tissue products, where it estimates its share in excess of 40% of U.S. private label tissue sales. The Company's private label customers include retailers such as Wal-Mart, Kroger, Aldi and Federated Stores. Additionally, the Company believes it is the leading supplier of both tissue and disposable tabletop products to the warehouse club channel, which includes Price/Costco and Sam's Clubs.

      The U.S. away-from-home channel, where the Company sells its tissue and tabletop products to foodservice, janitorial supply and sanitary paper distributors for use in restaurants, offices, factories, hospitals, schools and hotels, is also an important distribution channel for the Company. Fort James believes it is the top producer of tissue products for the 2.2 million ton U.S. away-from-home channel, where it estimates its share at approximately 40% of total industry revenues. Based on internal Company estimates, Fort James believes it holds the leading position in the sale of away-from-home towels, bathroom tissue, and napkins and the number two position in away-from-home wipers and facial tissue. Fort James is also one of the largest producers of disposable cups, plates and related products for the away-from-home foodservice industry.

      EUROPEAN CONSUMER PRODUCTS BUSINESS. Within Fort James' European Consumer Products Business, tissue-based products account for approximately 85% of current annual sales, feminine hygiene products account for 6% of sales, ancillary products, such as health care and pharmacy items, account for 5% of sales, and unconverted tissue parent rolls account for the remaining 4% of sales. Fort James sells its tissue products through both retail and away-from-home distribution channels in Europe. Sales into retail channels are supported by both branded and private label product offerings. In Europe, approximately 75% of sales of consumer products are into retail distribution channels and the remaining approximately 25% are into away-from-home channels.

      With production facilities in 10 countries, Fort James has a broad, pan-European base, and is among the category leaders in most European countries, with the exception of Germany, Austria and Switzerland, where the Company has no operations. The Company's largest European operations are in France and the United Kingdom, which account for approximately 40% and 30%, respectively, of the European Consumer Products Business' sales. Based on its estimates, the Company believes it holds the leading position in French tissue sales, with a share greater than 35%, and the number two position in the British Isles, with a share greater than 30%. Fort James is also well-represented in the faster-growing southern European and Mediterranean regions including Spain, Italy, Greece and Turkey, where the Company believes its shares of tissue sales approximate 13%, 10%, 16% and 57%, respectively.

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      The Company's principal European brands include LOTUS bathroom tissue and
VANIA feminine hygiene products, both of which hold leading positions in France, COLHOGAR, a leading Spanish bathroom tissue, TENDERLY bathroom tissue sold in Italy, and KITTENSOFT and INVERSOFT, bathroom tissue brands sold in the British Isles.

      PRODUCTION FACILITIES. The Company believes that it is among the lowest cost producers of tissue products in North America. Fort James' operating margins in its North American Consumer Products Business have increased steadily over the last several years, rising to 19.4% for 1997, excluding restructuring charges. The Company believes its cost advantage in North America is derived from a number of factors, including the size and scale of certain of its manufacturing plants, the competitive state of its tissue-making manufacturing assets and the benefits it realizes from the Fort Howard proprietary deinking technology. In North America, Fort James currently produces tissue products at eleven mills located across the United States. In the spring of 1998, the Company will permanently close its two smallest domestic tissue facilities, in Ashland, Wisconsin, and Carthage, New York. Production from these two mills will be transferred to other, more modern Fort James tissue mills, which the Company believes will further reduce operating costs. The Company's three largest domestic tissue mills, located in Green Bay, Wisconsin, Muskogee, Oklahoma, and Rincon, Georgia, each have tissue capacity in excess of 300,000 tons, and the Company's fourth largest domestic tissue mill in Pennington, Alabama, has tissue capacity of approximately 225,000 tons. Together these four mills account for approximately two-thirds of the Company's total U.S. capacity. Ten of the world's eleven largest tissue machines (270 inch wide) are located in the Company's U.S. mills, and more than 600,000 tons of its domestic tissue-making capacity have been built in the last 13 years. Fort James produces disposable tabletop and foodservice products at 10 converting plants located across the United States and three converting plants in Canada. Approximately three-quarters of the paperboard utilized in the Company's cup and plate-making operations is supplied by Fort James' 300,000 ton per year bleached paperboard operation in Alabama, which also supplies paperboard to the Company's Packaging Business. The North American Consumer Products Business currently employs approximately 17,100 workers.

      The Company's European Consumer Products Business currently has 26 operating facilities, employing approximately 7,000 workers. In 1997 the Company opened a tissue converting plant in Russia, and in 1995 the Company formed a joint venture for a tissue converting operation in Shanghai, China.

      Following the Merger, Fort James' raw material base is fairly evenly split between virgin pulp and recycled pulp. The Company believes this combination reduces the cyclical impact that raw material price changes can have on profitability. In North America, the Company's tissue operations are largely on-site integrated to either virgin or deinked pulp. In Europe, where Fort James has no virgin pulping capacity, approximately one-third of the Company's fiber requirements are provided by integrated deinked pulp, with the balance provided by purchased market pulp.

      MARKETING. The Company's North American Consumer Products Business has organized its marketing efforts along distribution channels and by product line. Fort James' consumer products are marketed directly to customers both through national and regional sales organizations. The Company's retail sales force markets both consumer tissue and


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tabletop products directly to grocery stores, drug stores and mass merchandisers. Separate sales forces market the Company's away-from-home tissue products and its away-from-home foodservice products. Away-from-home tissue products are largely sold through outside distributors, who generally focus on specific market segments. Regional distribution centers located throughout the United States are utilized to minimize inventories and transportation costs.

      Marketing of Fort James' products within Europe is generally similar to such efforts in the United States. However, national (individual country) sales organizations are necessary due to customer preferences and language and cultural differences among countries. Additionally, logistics and distribution costs remain much higher in Europe than in the United States, and thus, the majority of products are produced and sold within national or regional markets.

PACKAGING BUSINESS

      The Packaging Business is conducted primarily in North America. In 1997, the Packaging Business had sales of $783 million, representing 10% of consolidated sales, and operating profits before restructuring and other unusual items of $81.3 million. During 1996, the Company downsized this business through the sale of the plastic-based Flexible Packaging and the related Inks Divisions, which had combined annual sales of approximately $500 million. Following these divestitures, the Packaging Business is concentrated primarily on the sale of paper-based folding cartons for packaging food, health care products and other consumer products. Folding cartons account for more than 80% of the business' current annual sales, with the balance represented by sales of unconverted paperboard.

      Fort James produces its folding cartons at 15 carton manufacturing and supporting plants located across the United States, employing approximately 3,400 workers. The Company's carton operations are backward integrated to a 300,000 ton per year bleached paperboard operation in Alabama and a 320,000 ton per year coated recycled paperboard operation in Michigan. The Alabama bleached paperboard mill also provides cup and plate stock for the Company's DIXIE line of disposable tabletop products. The Company estimates it is currently ranked number three in sales of folding cartons in the United States, and it believes it holds leading positions in the sale of cartons for ice cream, cereal, meats, frozen foods and microwave packaging. Transition issues associated with a significant change in its customer base negatively impacted this business' sales and profits in the fourth quarter of 1997 and are expected to create challenges for this business in the near term.

COMMUNICATIONS PAPERS BUSINESS

      The Communications Papers Business is conducted primarily in the western United States. In 1997, the Communications Papers Business had sales of $468 million, representing 6% of total consolidated sales, and operating profits before restructuring and other unusual items of $19.8 million. In 1995, the Company spun off Crown Vantage Inc. ("Crown Vantage"), which represented a large part of the Company's Communications Papers Business, thus decreasing its exposure to the cyclical printing and publishing papers market. Following the spin-off, the Communications Papers Business is concentrated on the sale of printing and publishing papers used in brochures, catalogs, manuals, direct mail


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and advertising inserts, and on cut-size office printing and copying papers used in high-speed printers, copiers and offset duplicators. Stabilized pricing and an improved balance between demand and capacity growth expected in 1998 could be impacted by any future weakening in the pulp markets or wood cost increases. See "Risk Factors -- Industry Conditions."

      Fort James produces business and printing papers at two manufacturing sites, located in Oregon and Washington, employing approximately 1,100 workers. The Company has the capacity to produce approximately 520,000 tons per year of uncoated free-sheet papers and 150,000 tons per year of uncoated ground woodpapers.


































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                               RECENT DEVELOPMENTS

Fourth Quarter Results

      Excluding non-recurring items, Fort James reported earnings for the fourth quarter of 1997 of $.48 per diluted share, compared to $.30 per diluted share in 1996, an improvement of 60%. Including a restructuring charge of $1.53 per diluted share and an extraordinary charge on the early extinguishment of debt of $.41 per diluted share, the Company reported a net loss of $1.46 per diluted share for the fourth quarter of 1997. The restructuring and debt extinguishment charges were both related to the Merger.

      Compared with the fourth quarter of 1996, income from operations in the fourth quarter of 1997 increased 15% to $242.3 million from $210.9 million and net income increased 48% to $106.5 million from $71.9 million, excluding restructure and debt extinguishment charges and a 1996 tax benefit. Net sales for the quarter declined approximately 1% to $1,761.5 million from $1,785.6 million, primarily due to the impact of foreign currency translation. Excluding this impact, sales increased approximately 1%. Operating margins for the fourth quarter of 1997 increased to 13.8%, from 11.8% in the fourth quarter of 1996, excluding restructuring charges.

Non-Recurring Items

      Results for the fourth quarter of 1997 reflect a pretax charge of $458.0 million ($317.6 million net of taxes, or $1.53 per diluted share) for restructuring and other unusual items and an extraordinary charge on the early extinguishment of debt of $138.2 million ($84.4 million net of taxes, or $.41 per diluted share). In the fourth quarter of 1996, Fort James reported a non-recurring charge of $10.6 million ($8.2 million net of taxes, or $.04 per diluted share). The Company also recorded a $36 million tax benefit ($.19 per diluted share) in 1996 as a result of a U.S. Tax Court decision allowing the Company to deduct certain expenses relating to the former Fort Howard's 1988 leveraged buy-out. Additionally, the fourth quarter of 1996 included a loss on the early extinguishment of debt of $7.9 million ($4.8 million net of taxes, or $.03 per diluted share).

Full Year Results

      For the full year, excluding non-recurring items, net income increased 44% to $439.5 million, or $1.97 per diluted share, in 1997 from $304.9 million, or $1.35 per diluted share, in 1996. Including the non-recurring items, Fort James reported a net loss of $27.0 million, or a loss of $.28 per diluted share, in 1997, compared to net income of $319.9 million, or $1.43 per diluted share, in 1996. Net sales of $7,259.0 million in 1997 were 5.8% below the $7,707.1 million reported in 1996, due to divestitures and foreign currency translation. Net sales increased approximately 1% excluding these items.

Fourth Quarter Results by Business Segment

      The following fourth quarter operating results by business segment exclude non-recurring items.

      The North American Consumer Products Business posted operating profits of $189.8 million in the fourth quarter of 1997, compared to the $173.7 million reported in the fourth

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quarter of 1996, while sales increased slightly to $1,046.2 million in 1997 versus $1,039.5 million in 1996. Results for the prior year's quarter included an $18 million charge for revised estimates of costs for certain environmental matters. The fourth quarter 1997 performance of this business was impacted by a number of transition issues related to the Merger. The former Fort Howard operations were converted to the James River 52/53-week fiscal year cut-off, resulting in a loss of three days of shipments in the quarter. Additionally, discretionary downtime was taken at selected tissue mills to adjust inventory levels and to perform maintenance originally scheduled for 1998. Volumes in both the retail tissue and retail DIXIE tabletop businesses improved over the prior year levels and aggregate market shares have strengthened. Volumes declined in the away-from-home tissue business, principally as a result of the early year-end cut-off for the Fort Howard operations. Volumes also declined in the away-from-home DIXIE food service business. Pricing in Fort James' retail tissue and DIXIE businesses was generally unchanged from the prior year's quarter, before the effect of modestly higher promotional spending in response to competitive activity. Away-from-home tissue prices were moderately higher reflecting a fourth quarter 1997 price increase.

      The European Consumer Products Business reported operating profits of $48.8 million in the fourth quarter of 1997, a 14% improvement over the $42.7 million reported in the prior year, while sales declined 6.2%, from $481.5 million in 1996 to $451.6 million in 1997. Changes in foreign currency translation associated with the strengthening of the dollar caused the decline in sales and also impacted operating profits. Absent these changes, fourth quarter 1997 sales would have increased 2.5% and operating profits would have increased 22% compared to the prior year's quarter. The improvement in profits resulted from a 2.3% increase in finished goods volumes, partially offset by slightly lower pricing and higher raw material costs. In addition, the fourth quarter of 1996 was adversely impacted by a two-month strike at the Company's Spanish tissue facility.

      The Packaging Business reported fourth quarter 1997 operating profits of $13.6 million on sales of $187.9 million, down from the $15.2 million of profits on $198.8 million of sales in the prior year's fourth quarter. Transition issues associated with a significant change in its customer base negatively impacted the Packaging Business' sales and profits.

      Operating profits for the Communications Papers Business increased modestly to $12.0 million in the fourth quarter of 1997, compared to $10.0 million in the fourth quarter of 1996. Sales increased by 3.6%, to $118.6 million in 1997 compared to $114.5 million in 1996. Increased sales and profits were principally the result of a small increase in volumes and average pricing for uncoated free sheet papers.

      General corporate expenses declined to $21.9 million compared to $30.7 million in 1996, primarily as a result of reduced spending on new, integrated management information systems.

Full Year Results by Business Segment

      The following full-year operating results by business segment exclude non-recurring items.

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      Compared to 1996, operating profits for the North American Consumer
Products Business improved 12.2% to $845.4 million in 1997. Operating profits for the European Consumer Products Business increased to $202.4 million in 1997, a 22% increase over the prior year, excluding the effects of changes in foreign currency translation. The Packaging Business posted operating profits of $81.3 million in 1997, a decrease of 5% from the prior year, excluding divested operations. The Communications Papers Business reported 1997 operating profits of $19.8 million, an 11% decline over 1996 profits, despite a steady improvement in results during 1997.

Restructuring Charge

      In conjunction with the Merger integration, Fort James recorded a $458 million pretax restructuring charge in the fourth quarter of 1997. This charge covers activities which will integrate the operations of James River and Fort Howard and enable the Company to realize Merger-related savings estimated to ultimately total $200 million annually. The restructuring charge includes approximately $235 million of costs associated with planned plant closures and the write-off of redundant assets. On January 20, 1998, the Company announced it will permanently close its two smallest U.S. tissue facilities, in Ashland, Wisconsin, and Carthage, New York, in the spring of 1998. Production from these two mills, which produce approximately 84,000 tons per year of away-from-home tissue products, will be transferred to other, more modern Fort James tissue mills. Also included in the reserve are amounts for additional rationalization of Fort James' manufacturing operations planned in North America and Europe. The restructuring charge includes severance and other employee-related costs in excess of $100 million associated with a planned net headcount reduction of approximately 2,500 employees, representing 8% of Fort James' current worldwide workforce. Cash costs of the restructure program are estimated to total approximately $150 million, net of tax benefits. An additional estimated $60 million of Merger-related costs, which could not be recognized in 1997 under applicable accounting regulations, will be recorded in 1998 as incurred.

Cash Flow and Refinancing Activities

      Cash provided by operations totaled $764.2 million for the year in 1997. Total debt was reduced by $244.3 million during the year. In addition, $98.1 million of cash was used to redeem the Company's Series O 8 1/4% Cumulative Preferred Stock ("Series O Preferred Stock") and $152.3 million of cash premiums were paid on the early extinguishment of debt. Lower average debt levels, combined with the benefits from the Company's refinancing activities allowed Fort James to reduce interest expense by 17%, from $424.4 million in 1996 to $351.8 million in 1997. In early October, the Company completed the refinancing of a total of approximately $2.1 billion of debt. The Company estimates these debt refinancings will reduce annual interest expense by more than $50 million. An extraordinary charge of $215.0 million ($131.5 million net of taxes, or $.63 per diluted share) was recorded in the third and fourth quarters of 1997 associated with the refinancings.


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


                               RISK FACTORS


RISKS ASSOCIATED WITH INTEGRATION

      The Merger was completed in August 1997 and Fort James is in the process of combining the operations of James River and Fort Howard. As a result of its integration efforts, Fort James expects to realize cost savings estimated to beat a $150 million annual run rate by the end of 1998, increasing to $200 million per year over time. While the Company's rationalization plans are proceeding as planned, there can be no assurance that Fort James will not encounter difficulties in the integration process or that the benefits expected from such integration will be realized. Any material delays or unexpected costs incurred in connection with such integration could have an adverse effect on the Company's ability to achieve the expected benefits of integration. See "The Company -- Business Initiatives."

COMPETITION

      Fort James experiences intense competition in both North America and Europe. Fort James' competitors include a number of large diversified paper and consumer products companies, such as The Procter & Gamble Company, Kimberly-Clark Corporation and Georgia-Pacific Corporation. Fort James also competes with smaller low-cost regional producers that seek to displace the Company's private label products mainly through price competition. The Company competes on the basis of price, product quality and performance, product development effectiveness, service and sales and distribution support. Aggressive competitive pricing actions, which may become more intense due to changing industry conditions (see " -- Industry Conditions"), could reduce revenues and could adversely affect the Company's operating results or financial condition. Increased marketing expenditures by manufacturers of competing branded products could prompt the Company to increase its advertising expenditures for key branded products.

INDUSTRY CONDITIONS

      Finished product prices in all of the Company's segments are significantly affected by the relationships among, and changes in, industry conditions in North America and Europe, including industry capacity and operating rates, prices for raw materials and levels of demand. Based upon historical demand growth in the U.S. tissue industry (which generally averages between 2% and 2.5% per annum) and upon the Company's current expectations for industry-wide capacity and operating rates during 1998 and 1999 (which are in part derived from information published by the American Forest and Paper Association and public announcements by competitors and in part from internal estimates), the Company believes that supply and demand for tissue products in the United States should be in approximate balance during 1998 and 1999. In Europe, where increases in demand for tissue products are expected to average slightly higher than in the United States, the Company believes that supply could modestly outpace demand in 1998 and 1999. Capacity expansion or increased run rates on existing machines within the tissue industry in the United States or Europe, or lower than expected demand growth in either the United States or Europe, could prompt intensified price competition and could adversely affect the Company's operating results.

      Changes in the cost of wastepaper and pulp, the Company's primary raw materials, also affect the Company's finished goods pricing. Significant reductions in the cost of these raw materials from the middle of 1995 through the middle of 1996 and higher industry operating rates contributed to the Company's positive operating results during that period. Although wastepaper and pulp prices have remained relatively stable since the middle of 1996, decreasing wastepaper or pulp prices under different industry conditions could result in lower product prices. There can be no assurance that any future reductions in the cost of raw materials would have a positive impact on the Company's operating results. Historically, sales price increases for finished products generally have lagged increases in raw material costs. There can be no assurance that any future increases in the cost of wastepaper or pulp would be recovered through product price increases, and any such increased raw materials costs could adversely impact the Company's operating results.





































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